SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

                                April 2, 2004
               Date of Report (Date of earliest event reported)


                               TelVue Corporation
            (Exact name of registrant as specified in its charter)


              Delaware                0-17170        51-0299879
  (State or other jurisdiction     (Commission     (I.R.S. Employer
       of incorporation)           File Number)   Identification No.)

                            16000 Horizon Way, Suite 500,
                            Mt. Laurel, New Jersey 08054
                      (Address of principal executive offices)

                                  (856) 273-8888
              (Registrant's telephone number, including area code)

                                     N/A
                      (Former name or former address,
                       if changed since last report.)



ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On April 2, 2004, TelVue Corporation (the "Company") issued a press release regarding its shift in business focus and the recent loss of a major customer. The Company's press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.


ITEM 7.  EXHIBITS

Exhibit No.                    Description
   99.1             Press release, dated April 2, 2004.




                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 2, 2004                    TelVue Corporation

                                        By: /s/ Frank J. Carcione
                                        Name: Frank J. Carcione
                                        Title: President and Chief
                                               Executive Officer


EXHIBIT INDEX


Exhibit No.                    Description
   99.1             Press release, dated April 2, 2004.




EXHIBIT 99.1

News Release
Mt. Laurel, New Jersey
April 2, 2004


TelVue Corporation to Shift its Business Focus in Response to Changing Cable TV Technology. Recent Loss of Major Customer Points Out Necessity.

TelVue Corporation of Mt. Laurel, NJ was notified in writing on March
30, 2004 by Adelphia Communications of Greenwood Village, CO. that Adelphia will be discontinuing the use of TelVue's telephone based Pay Per View ordering service. According to Adelphia, it is their intention to use alternative technology for Pay Per View ordering. It is anticipated that the discontinuation of TelVue's services will take effect on or about
June 30, 2004.

According to TelVue Corporation President, Frank J. Carcione, Adelphia's business represents approximately 25 percent of TelVue's Pay Per View total ordering revenues. Mr. Carcione stated, "while the loss of Adelphia's business will not have a material adverse long-term effect on TelVue's operations, it will certainly affect TelVue's ability to remain profitable for the near term."

TelVue's Pay Per View telephone ordering method was developed in the 1980's to service one-way analog cable systems. Currently, cable systems are increasingly shifting to digital cable and two-way ordering systems utilizing the set-top box. Mr. Carcione stated, "TelVue has anticipated this trend for several years and has been taking measures to adjust to the potential loss of subscribers' orders and cable systems using its services." Mr. Carcione further stated, "TelVue Corporation has been profitable for the last several years, paid down almost all of its debt and has been actively reinvesting profits into developing new state of the art business lines." Management believes these new business lines may allow TelVue Corporation to open new markets outside the cable industry.

TelVue Corporation (www.telvue.com) is a public company trading on the OTC Bulletin Board as TEVE:OB.
This announcement contains certain forward-looking statements that are subject to risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the risks and uncertainties discussed in the TelVue Corporation's reports filed with the Securities and Exchange Commission.


Contact:
Don DeCinque
TelVue Corporation
(856) 273-8888